EXHIBIT 99.6

CONTRIBUTION

THIS CONTRIBUTION (this “Contribution”) is made effective as of 6:00 p.m. Eastern Standard Time on the 1st day of November, 2002, by SYN Inc., a Delaware corporation (“SYN”).

1.             Contribution of Incentive Distribution Rights and Subordinated Units.  SYN hereby irrevocably contributes to Cornerstone Propane Partners, L.P. (the “MLP”) all of its right, title and interest in all of its Incentive Distribution Rights (as defined in the MLP Partnership Agreement) and all of its 920,579 Subordinated Units representing limited partner interests in the MLP.

2.             Entire Contribution of Limited Partner Interest.  The contribution described in 1 above constitutes the entire limited partner interests in the MLP held by SYN.

3.             Waiver and Consent.  Notwithstanding anything else contained herein, SYN acknowledges that it waives any and all rights to receive any allocations of income, gain, loss, deductions, distributions or payments (other than for reimbursement, indemnification or similar rights) as described in the amended and restated agreements of limited partnership of the MLP or Cornerstone Propane, L.P., or otherwise in connection with the limited partner interests being contributed hereby.  SYN further acknowledges that it consents to any future amendments made to the amended and restated agreements of limited partnership of the MLP or Cornerstone Propane, L.P. to reflect or accomplish the contribution described above.

4.             Governing Law.  This Contribution is governed by, and shall be construed and enforced in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, SYN has executed and delivered this Contribution as of the date first set forth above.

SYN INC.

By:	/s/ DANIEL K. NEWELL
Name: Daniel K. Newell
Title: President

Accepted by:

CORNERSTONE PROPANE PARTNERS, L.P.

By:	Cornerstone Propane GP, Inc.,
as managing general partner

By:	/s/ M.D. LEWIS
Name: M.D. Lewis
Title: Chairman of the Board